Harbor Department
Agreement 2664
City of Los Angeles

AGREEMENT NO. ____________

AGREEMENT BETWEEN
THE CITY OF LOS ANGELES AND
BALQON CORPORATION

THIS AGREEMENT ("Agreement") is made and entered into by and between the CITY OF LOS ANGELES, a municipal corporation ("City"), acting by and through its Board of Harbor Commissioners ("Board"), and BALQON CORPORATION, a California corporation, with its address at 1701 E. Edinger Avenue, Unit E-3, Santa Ana, California 92656 ("Balqon").

WHEREAS, City has adopted the San Pedro Bay Ports Clean Air Action Plan which has as one of its primary goals the reduction of diesel and other emissions resulting from operations at the Port of Los Angeles ("POLA") and Port of Long Beach ("POLB"); and

WHEREAS, drayage trucks and cargo handling equipment utilized in connection with operations at POLA and POLB have been identified as a significant source of such emissions; and

WHEREAS, City requires the professional, expert, technical, and production services of Balqon on a temporary or occasional basis to assist the City in development, testing, demonstration, and manufacturing of heavy duty electric vehicles, including an electric yard hostler and an electric drayage truck, which would utilize electricity as opposed to diesel or other fossil fuel to power movement in cargo handling operations; and

WHEREAS, Balqon possesses extensive general experience in designing, developing, manufacturing, and distributing heavy duty electric vehicles in domestic and international markets, with specific experience in designing electric cargo handling equipment, and with unique and exclusive experience in designing and manufacturing a heavy duty electric drayage truck for port use; and

WHEREAS, Balqon, by virtue of its training and experience, and based on a recent favorable evaluation of its current Model E-30 electric drayage truck by the City, is well qualified to provide such services and equipment to City; and

WHEREAS, City does not employ personnel with the required expertise nor is it feasible to do so on a temporary or occasional basis;

NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

I. SERVICES TO BE PERFORMED BY BALQON

Balqon hereby agrees to furnish to City, as an independent contractor, certain equipment along with professional, technical and expert services of a temporary and occasional character which shall consist of:

A. The production and delivery of twenty (20) electric yard hostlers and associated equipment including but not limited to chargers, batteries and controllers possessing the specifications set forth on Exhibit "A" hereto ("Yard Hostler" or "Yard Hostlers"); and

B. The full execution of the Scope of Work set forth on Exhibit "B" hereto, including the generation of written reports updating the status of such execution to be submitted by Balqon along with any invoices submitted in connection with Section V of this Agreement.

C. The production and delivery of five (5) short-haul, on-road electric drayage trucks and associated equipment including but not limited to chargers, batteries and controllers ("Electric Truck") possessing the specifications set forth on Exhibit "C" hereto.

D. Balqon shall move its headquarters and research operations to the City of Los Angeles and also shall establish its initial production operations in the City of Los Angeles within eighteen (18) months after the effective date of this Agreement. Thereafter, although it is the intent of Balqon to maintain its primary operations in the City of Los Angeles, it shall have no obligation to remain in the City of Los Angeles if in its sole reasonable judgment doing so is not commercially practical to optimize the production and further development of Electric Vehicles, as that term is defined in Section VI.

E. If Balqon hires employees to supplement those existing as of the Effective Date in order to provide the services required herein, Balqon shall post any job openings at the First Source Workforce Development Office, a workforce development program that provides prospective employee applicants through a non-exclusive job referral system. Balqon shall also consult the First Source list of prospective employee applicants prior to any such hiring.

II. <u>SERVICES TO BE PERFORMED BY CITY</u>

A. City shall furnish Balqon, upon its request, all documents and papers in possession of City which may lawfully be supplied to Balqon and which are necessary for it to perform its obligations.

B. The Executive Director or his or her designee is designated as the contract administrator for City and shall resolve any and all questions which may arise as to the quality or acceptability of the equipment and services performed and the manner of performance, the interpretation of instructions to Balqon, the acceptable completion of this Agreement, and the amount of compensation due. Notwithstanding the preceding, the termination of this Agreement shall be governed by the provisions of Section X (Termination) hereof.

III. EFFECTIVE DATE AND TERM OF AGREEMENT

A. Subject to the provisions of Charter Section 245, the effective date of this Agreement shall be the date of its execution by Executive Director upon authorization of the Board. Balqon is aware that the City Council, pursuant to Charter Section 245 of the City of Los Angeles, has the right to review this Agreement. Accordingly, in no event shall this Agreement become effective until the sixth Council meeting day after Board action or the City Council's approval of the Agreement.

B. Subject to Section X, this Agreement shall be in full force and effect commencing from the date of execution and shall continue for a period not to exceed three years.

IV. TERMINATION DUE TO NON-APPROPRIATION OF FUNDS

This Agreement is subject to the provisions of the Los Angeles City Charter which, among other things, precludes the City from making any expenditure of funds or incurring any liability, including contractual commitments, in excess of the amount appropriated thereof.

The Board, in awarding this Agreement, is expected to appropriate sufficient funds to meet the estimated expenditure of funds through June 30 of the current fiscal year and to make further appropriations in each succeeding fiscal year during the life of the Agreement.

The City, its boards, officers, and employees are not bound by the terms of this Agreement or obligated to make payment thereunder in any fiscal year in which the Board does not appropriate funds therefore. Balqon is not entitled to any compensation in any fiscal year in which funds have not been appropriated for the Agreement by the Board.

Although Balqon is not obligated to perform any work under the Agreement in any fiscal year in which no appropriation for the Agreement has been made, Balqon agrees to resume performance of the work required by the Agreement on the same terms and conditions for a period of sixty (60) days after the end of the fiscal year if an appropriation therefore is approved by the Board within that 60-day period. Balqon is responsible for maintaining all insurance and bonds during this 60-day period until the appropriation is made; however, such extension of time is not compensable.

If in any subsequent fiscal year funds are not appropriated by the Board for the work required by the Agreement, the Agreement shall be terminated. However, such termination shall not relieve the parties of liability for any obligation previously incurred including but not limited to procurement and manufacturing costs incurred by Balqon prior to the termination date up to the limit noted in Section V(A) below.

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V. COMPENSATION AND PAYMENT

A. As compensation for the satisfactory performance of the services required by this Agreement, City shall pay and reimburse Balqon a sum not to exceed Five Million Three Hundred Eighty-Three Thousand Seven Hundred Fifty Dollars ($5,383,750). City recognizes the importance of developing the technology contemplated by this Agreement and of making it commercially available quickly and in a commercially and environmentally useful way. Upon written request by Balqon and Balqon's execution of documents in a form acceptable to City Attorney of City, City may issue Balqon progress payments and/or advances of funds for the acquisition of product and services identified in Sections I(A) and I(C) of this Agreement as authorized by the Executive Director. The aggregate of any such progress payments or advances(s) shall not exceed 25% of the total compensation under this Agreement as set forth in this Section V(A).

1. City shall pay Balqon in increments of One Hundred Eighty-Nine Thousand Nine Hundred Fifty Dollars ($189,950) upon occurrence of each of the following: (a) City's written acceptance of delivery of a Yard Hostler and accessories identified in Section I(A); (b) City's written acceptance and approval of the written status report submitted by Balqon identified in Section I(B) Phase 1 (iii) (a) up to the point of payment; and (c) Balqon's compliance with subsections (B) through (D) of this Section V. City shall pay for no more than twenty (20) Yard Hostlers under this Agreement.

2. City shall pay Balqon in increments of Two Hundred Eight Thousand Five Hundred Dollars ($208,500) upon occurrence of each of the following: (a) City's written acceptance of delivery of an Electric Truck identified in Section I(C); (b) City's written acceptance and approval of the written status report submitted by Balqon identified in Section I(B) Phase 1 (iii) (b) up to the point of payment; and (c) Balqon's compliance with subsections (B) through (D) of this Section V. City shall pay for no more than five (5) Electric Trucks under this Agreement.

3. City shall pay Balqon Five Hundred Forty-Two Thousand Two Hundred Fifty Dollars ($542,250) upon occurrence of each of the following: (a) City's written acceptance of delivery of five (5) sets of chargers and other accessories referenced in Section I(C), and (b) Balqon's compliance with subsections (B) through (D) of this Section V.

B. Upon delivery of each Yard Hostler or Electric Truck or charger referenced in Section V (A) above to City, Balqon shall submit invoices in quadruplicate to City for such Yard Hostler or Electric Truck or charger. Each such invoice shall be signed by the Balqon and shall include the following certification:

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"I certify under penalty of perjury that the above bill is just and correct according to the terms of Agreement No. ________ and that payment has not been received. I further certify that I have complied with the provisions of the City's Living Wage Ordinance.

________________________"

(Balqon's Signature)

C. Balqon must include on the face of each itemized invoice submitted for payment its Business Tax Registration Certificate number, as required at Section VIII of this Agreement. No invoice will be processed for payment by City without this number shown thereon. All invoices shall be approved by the Executive Director or his or her designee prior to payment. All invoices due and payable and found to be in order shall be paid as soon as, in the ordinary course of City business, the same may be approved, audited and paid.

Balqon shall submit appropriate supporting documents with each invoice. Such documents may include provider invoices, payrolls, and time sheets. The City may require, and Balqon shall provide, all documents reasonably required to determine whether amounts on the invoice are allowable expenses under this Agreement.

Further, where the Balqon employs subcontractors under this Agreement, the Balqon shall submit to City, with each monthly invoice, a Monthly Subcontractor Monitoring Report Form (Exhibit "D") listing SBE/MBE/WBE/OBE amounts. Balqon shall provide an explanation for any item that does not meet or exceed the anticipated participation levels for this Agreement, with specific plans and recommendations for improved subcontractor utilization. Invoices will not be paid without a completed Monthly Subcontractor Monitoring Report Form. All invoices are subject to audit. Balqon is not required to submit support for direct costs items of $25 or less.

D. For payment and processing, all invoices should be mailed to the following address:

Accounts Payable Section
Harbor Department, City of Los Angeles
P.O. Box 191
San Pedro, CA 90733-0191

VI. <u>ROYALTY FEE</u>

A. In partial consideration of City's issuance of this Agreement, and as an inducement for future sales of Yard Hostlers and Electric Trucks (defined as United States Department of Transportation Class 8 heavy duty trucks with Gross Vehicle Weights equal to or greater than 33,000 pounds) ("Electric Vehicles"), following the effective date of this Agreement, Balqon (which for purposes of this Section VI shall include any successor by sale or merger to Balqon and any assignee or licensee of its technology for Electric Vehicles) shall pay to City a royalty fee of One Thousand Dollars ($1,000) per Electric Vehicle sold or leased by Balqon ("Royalty Fee") to a purchaser or

lessee other than City and AQMD. Within sixty (60) days after the end of each 12 month period from the date of this agreement, Balqon shall submit to City a written statement identifying each sale or lease of an Electric Vehicle during the previous calendar year, the purchaser/lessee and status of payment or lease. For purposes of this Section VI, "sale" shall mean an agreement to purchase with or without payment being made therefore and "lease" shall mean an agreement to lease with or without payment being made therefore. City may audit such written statements upon ten (10) days' written notice to Balqon.

B. The amount of the Royalty Fee shall, at the end of each five (5) year period after Balqon's delivery of the first five (5) Electric Trucks possessing specifications and features in accordance with Exhibits "A" or "C" and approved in writing by City (the "First Production Date"), be adjusted up or down based on the inflation or deflation rate for that five-year period, as measured by the change in the Producer Price Index during that five-year period. The Producer Price Index shall mean and refer to that table in the Producer Price Index published by the United States Department of Labor, Bureau of Labor Statistics (Index 2007 = 100). If such index is discontinued, then any successor Producer Price Index of the United States Bureau of Labor Statistics, or successor agency thereto, shall be used, and if there is no successor Producer Price Index, the parties shall designate a substitute index or formula. In addition, City agrees to meet and confer with Balqon at the end of each such five-year period regarding whether downward adjustments to the Royalty Fee are warranted in light of circumstances at the time if the Royalty Fee is at a level that makes the sale of Electric Vehicles or the license of electric vehicle technology by Balqon not commercially feasible.

C. Balqon shall use its best efforts to market Electric Vehicles itself or through third parties retained by or on its behalf or to make the technology available through licensees through the end of the aforementioned royalty period. It is the intent of City and Balqon that commercially feasible Electric Vehicles be available for use worldwide.

D. This Section VI is intended to be interpreted in a commercially reasonable way so as to (i) enhance the availability of commercially feasible Electric Vehicles, (ii) facilitate profitable business opportunities for Balqon, and (iii) continue royalty income to City.

E. City and Balqon expressly agree that this Section VI and the rights and obligations comprising such provision, including but not limited to Balqon's obligations to pay Royalty Fees to City, shall survive the expiration of this Agreement and that Balqon shall have a continuing obligation to pay such Royalty Fees.

VII. INDEPENDENT CONTRACTOR

Balqon, in the performance of the work required by this Agreement, is an independent contractor and not an agent or employee of City. Balqon shall not represent itself as an agent or employee of the City and shall have no power to bind the City in contract or otherwise.

VIII. BUSINESS TAX REGISTRATION CERTIFICATE

The City of Los Angeles Office of Finance requires the implementation and enforcement of Los Angeles Municipal Code Section 21.09 et seq. This section provides that every person, other than a municipal employee, who engages in any business within the City of Los Angeles, is required to obtain the necessary Business Tax Registration Certificate and pay business taxes. The City Controller has determined that this Code Section applies to consulting firms that are doing work for the Los Angeles Harbor Department ("Department"). See Exhibit "E."

IX. INDEMNIFICATION AND INSURANCE

City and Balqon agree that the effective date for insurance coverage required under Section IX (C) through (L) below shall be the earlier of 90 days from the date of this Agreement or 30 days prior to delivery of the first vehicle.

A. Indemnity for General Liability

Except for the sole negligence or willful misconduct of City, Balqon shall at all times indemnify, protect, defend, and hold harmless City and any and all of its boards, officers, agents, or employees from and against all claims, charges, demands, costs, expenses (including counsel fees), judgments, civil fines and penalties, liabilities or losses of any kind or nature whatsoever which may be sustained or suffered by or secured against the City, its boards, officers, agents, and/or employees by reason of any damage to property, injury to persons, or any action that may arise out of the performance of this Agreement that is caused by any act, omission, or negligence of Balqon, its boards, officers, agents, employees, or subcontractors

B. Indemnity for Professional Liability

Except for the sole negligence or willful misconduct of City, Balqon shall at all times indemnify, protect, defend, and hold harmless City and any and all of its boards, officers, agents, or employees from and against all claims, charges, demands, costs, expenses (including counsel fees), judgments, civil fines and penalties, liabilities or losses of any kind or nature whatsoever which may be sustained or suffered by or secured against the City, its boards, officers, agents, and/or employees by reason of any damage to property, injury to persons, or any action that may arise out of the performance of this Agreement that is caused by any act, omission, or negligence of Balqon, its boards, officers, agents, employees, or subcontractors.

C. General Liability Insurance

Balqon shall procure and maintain in effect throughout the term of this Agreement, without requiring additional compensation from the City, commercial general liability insurance covering personal and advertising injury, bodily injury, and property damage providing contractual liability, independent contractors, products and completed operations, and premises/operations coverages written by an insurance company authorized to do business in the State of California rated VII, A- or better in Best's Insurance Guide (or an alternate guide acceptable to City if Best's is not available) within Balqon's normal limits of liability but not less than One Million Dollars ($1,000,000) combined single limit for injury or claim. Said limits shall provide first dollar coverage except that Executive Director may permit a self-insured retention or self-insurance in those cases where, in his or her judgment, such retention or self-insurance is justified by the net worth of Balqon. The insurance provided shall contain a severability of interest clause and shall provide that any other insurance maintained by Department shall be excess of Balqon's insurance and shall not contribute to it. In all cases, regardless of any deductible or retention, said insurance shall contain a defense of suits provision. Each policy shall contain an additional insured endorsement naming the City of Los Angeles Harbor Department, its boards, officers, agents, and employees and a 30-day notice of cancellation by receipted mail as shown in Exhibit "F."

D. Workers' Compensation

Balqon shall certify that it is aware of the provisions of Section 3700 of the California Labor Code which requires every employer to be insured against liability for Workers' Compensation or to undertake self-insurance in accordance with the provisions of that Code, and that the Balqon shall comply with such provisions before commencing the performance of the tasks under this Agreement. Balqon shall submit Workers' Compensation policies, whether underwritten by the state insurance fund or private carrier, which provide that the public or private carrier waives its right of subrogation against the City in any circumstance in which it is alleged that actions or omissions of the City contributed to the accident. See Exhibit "G."

E. Professional Liability Insurance

Balqon certifies that it now has professional liability insurance in the amount of One Million Dollars ($1,000,000), which covers the work to be performed pursuant to this Agreement and that it will keep such insurance or its equivalent in effect at all times during performance of said Agreement and until two (2) years following acceptance of the completed project by Board. Two (2) executed copies of the special endorsement, Exhibit "H," attached hereto and made a part hereof shall be filed with Executive Director. Alternatively, two (2) certified copies of the full policy containing a 30-calendar-day cancellation notice by receipted mail may be submitted. Notice of occurrences or claims under the policy shall be made to the Risk Management Division with copies to Executive Director.

F. Carrier Requirements

All insurance which Balqon is required to provide pursuant to this Agreement shall be placed with insurance carriers authorized to do business in the State of California and which are rated A-, VII or better in Best's Insurance Guide. Carriers without a Best's rating shall meet comparable standards in another rating service acceptable to City.

G. Notice of Cancellation

Each insurance policy described above shall provide that it will not be canceled or reduced in coverage until after the Board of Harbor Commissioners, Attention: Risk Manager and the City Attorney of City have each been given thirty (30) days' prior written notice by registered mail addressed to 425 S. Palos Verdes Street, San Pedro, California 90731.

H. Copies of Policies

Two certified copies of each policy containing the additional insured and 30-day cancellation notice language shall be furnished to Executive Director. Alternatively, two duplicate original additional insured endorsements on forms provided by the Department, as indicated above, may be submitted. The form of such policy or endorsement shall be subject to the approval of the Risk Manager of the Port.

I. Modification of Coverage

Executive Director, at his or her discretion, based upon recommendation of independent insurance consultants to City, may increase or decrease amounts and types of insurance coverage required hereunder at any time during the term hereof by giving ninety (90) days' prior written notice to Balqon.

J. Renewal of Policies

At least thirty (30) days prior to the expiration of each policy, Balqon shall furnish to Executive Director a renewal endorsement or renewal certificate showing that the policy has been renewed or extended or, if new insurance has been obtained, evidence of insurance as specified above. If Balqon neglects or fails to secure or maintain the insurance required above, Executive Director may, at his or her own option but without any obligation, obtain such insurance to protect City's interests. The cost of such insurance will be deducted from the next payment due Balqon.

K. Right to Self-Insure

Upon written approval by the Executive Director, Balqon may self-insure if the following conditions are met:

1. Balqon has a formal self-insurance program in place prior to execution of this Agreement. If a corporation, Balqon must have a formal resolution of its board of directors authorizing self-insurance.

2. Balqon agrees to protect the City, its boards, officers, agents and employees at the same level as would be provided by full insurance with respect to types of coverage and minimum limits of liability required by this Agreement.

3. Balqon agrees to defend the City, its boards, officers, agents and employees in any lawsuit that would otherwise be defended by an insurance carrier.

4. Balqon agrees that any insurance carried by Department is excess of Balqon's self-insurance and will not contribute to it.

5. Balqon provides the name and address of its claims administrator.

6. Balqon submits a Financial Statement or Balance Sheet prior to Executive Director's consideration of approval of self-insurance and annually thereafter evidence of financial capacity to cover the self-insurance.

7. Balqon agrees to inform Department in writing immediately of any change in its status or policy which would materially affect the protection afforded Department by this self-insurance.

8. Balqon has complied with all laws pertaining to self-insurance.

L. Accident Reports

Balqon shall report in writing to Executive Director within fifteen (15) calendar days after it, its officers or managing agents have knowledge of any accident or occurrence involving death of or injury to any person or persons, or damage in excess of Five Hundred Dollars ($500.00) to property, occurring upon the premises, or elsewhere within the Port of Los Angeles if Balqon's officers, agents or employees are involved in such an accident or occurrence. Such report shall contain to the extent available (1) the name and address of the persons involved, (2) a general statement as to the nature and extent of injury or damage, (3) the date and hour of occurrence, (4) the names and addresses of known witnesses, and (5) such other information as may be known to Balqon, its officers or managing agents.

X. TERMINATION

The Board shall have the right to terminate and cancel all or any part of this Agreement for any material breach of this Agreement giving Balqon sixty (60) days' advance, written notice of such termination in order to allow Balqon to correct the material breach ("Cure Period"). If this material breach is not corrected to the

satisfaction of Board within the Cure Period, this Agreement shall terminate at the end of this Cure Period and upon the Board's election to cancel and terminate this Agreement.

XI. PERSONAL SERVICE CONTRACT

During the term hereof, Balqon may provide services to other parties provided that these services do not conflict with and are not detrimental to the interests of the City. Balqon agrees to disclose all possible conflicts to the City promptly, and City agrees to provide objections to the conflicts in writing in a timely manner.

XII. AFFIRMATIVE ACTION

The Balqon, during the performance of this Agreement, shall not discriminate in its employment practices against any employee or applicant for employment because of employee's or applicant's race, religion, national origin, ancestry, sex, age, sexual orientation, disability, marital status, domestic partner status, or medical condition. The provisions of Section 10.8.4 of the Los Angeles Administrative Code shall be incorporated and made a part of this Agreement. All subcontracts awarded shall contain a like nondiscrimination provision. See Exhibit "I."

XIII. SMALL BUSINESS DEVELOPMENT PROGRAM

It is the policy of the Department to provide Small Business Enterprises (SBE) and Minority-Owned, Women-Owned and all Other Business Enterprises (MBE/WBE/OBE) an equal opportunity to participate in the performance of all City contracts in all areas where such contracts afford such participation opportunities. Balqon shall assist the City in implementing this policy and shall use its best efforts to afford the opportunity for SBEs, MBEs, WBEs, and OBEs to achieve participation in subcontracts where such participation opportunities present themselves and attempt to ensure that all available business enterprises, including SBEs, MBEs, WBEs, and OBEs, have equal participation opportunity which might be presented under this Agreement. See Exhibit "J."

NOTE: Prior to being awarded a contract with the City, Balqon and all subcontractors must be registered with the Department's Contracts Management Database, e-DiversityXchange.

XIV. CONFLICT OF INTEREST

It is hereby understood and agreed that the parties to this Agreement have read and are aware of the provisions of Section 1090 et seq. and Section 87100 et seq. of the California Government Code relating to conflict of interest of public officers and employees, as well as the Los Angeles Municipal Code (LAMC) Municipal Ethics and Conflict of Interest provisions of Section 49.5.1 et seq. and the Conflict of Interest Codes of the City and Department. All parties hereto agree that they are unaware of any financial or economic interest of any public officer or employee of City relating to this Agreement. Notwithstanding any other provision of this Agreement, it is further

understood and agreed that if such financial interest does exist at the inception of this Agreement, City may immediately terminate this Agreement by giving written notice thereof.

XV. COMPLIANCE WITH APPLICABLE LAWS

Balqon shall at all times in the performance of its obligations comply with all applicable laws, statutes, ordinances, rules and regulations, and with the reasonable requests and directions of Executive Director.

XVI. GOVERNING LAW / VENUE

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to the conflicts of law, rules and principles of such State. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State or Federal courts located in the County of Los Angeles, State of California, in the judicial district required by court rules.

XVII. TRADEMARKS, COPYRIGHTS, AND PATENTS

Balqon agrees to save, keep, hold harmless, protect and indemnify the City and any of its officers or agents from any damages, cost, or expenses in law or equity from infringement of any patent, trademark, service mark or copyright of any person or persons, or corporations in consequence of the use by City of any materials supplied by Balqon in the performance of this Agreement.

XVIII. PROPRIETARY INFORMATION

City's receipt of the Royalty Fee as set forth in Section VI is in lieu of its receipt of any right to any intellectual property Balqon creates in its performance of this Agreement. Other than in the deliverables identified in Section I above, City shall acquire no interest in, and shall not infringe upon, any existing intellectual property of Balqon or in intellectual property Balqon creates in its performance of this Agreement.

Balqon represents and warrants that its performance of this Agreement does not infringe in any way, directly or contributorily, upon any third party's intellectual property rights, including, without limitation, patents, copyrights, trademarks, trade secrets, right of publicity and proprietary information.

XIX. CONFIDENTIALITY

Subject to City's obligations under public disclosure laws including but not limited to the California Public Records Act, Balqon and City mutually agree that during the term of this agreement, Balqon shall and City shall attempt to not directly or indirectly use, divulge, publish or otherwise disclose or allow to be disclosed any aspect of "Confidential Information" that is expressly provided to either party as confidential information. Each party shall immediately notify the other party upon discovery of any unauthorized use or disclosure of Confidential Information, or any breach of this

agreement and shall make every reasonable effort to assist in regaining possession of the Confidential information to prevent further unauthorized use or disclosure.

XX. NOTICES

In all cases where written notice is to be given under this Agreement, service shall be deemed sufficient if said notice is deposited in the United States mail, postage prepaid. When so given, such notice shall be effective from the date of mailing of the same. For the purposes hereof, unless otherwise provided by notice in writing from the respective parties, notice to the Department shall be addressed to the Executive Director, Los Angeles Harbor Department, P.O. Box 151, San Pedro, California 90733-0151, and notice to Balqon shall be addressed to it at the address set forth above. Nothing herein contained shall preclude or render inoperative service of such notice in the manner provided by law.

XXI. TAXPAYER IDENTIFICATION NUMBER (TIN)

The Internal Revenue Service (IRS) requires that all Balqon's and suppliers of materials and supplies provide a TIN to the party that pays them. Balqon declares that its authorized TIN is __________________. No payments will be made under this Agreement without a valid TIN.

XXII. SERVICE CONTRACTOR WORKER RETENTION POLICY AND LIVING WAGE POLICY REQUIREMENTS

The Board of Harbor Commissioners of the City of Los Angeles adopted Resolution No. 5771 on January 13, 1999, agreeing to adopt the provisions of Los Angeles City Ordinance No. 171004 relating to Service Contractor Worker Retention (SCWR), Section 10.36 et seq. of the Los Angeles Administrative Code, as the policy of the Department. Further, Charter Section 378 requires compliance with the City's Living Wage requirements as set forth by ordinance, Section 10.37 et seq. of the Los Angeles Administrative Code. Balqon shall comply with the policy wherever applicable. Violation of this provision, where applicable, shall entitle the City to terminate this Agreement and otherwise pursue legal remedies that may be available.

XXIII. WAGE AND EARNINGS ASSIGNMENT ORDERS/NOTICES OF ASSIGNMENTS

The Balqon and/or any subcontractor are obligated to fully comply with all applicable state and federal employment reporting requirements for the Balqon and/or subcontractor's employees.

The Balqon and/or subcontractor shall certify that the principal owner(s) are in compliance with any Wage and Earnings Assignment Orders and Notices of Assignments applicable to them personally. The Balqon and/or subcontractor will fully comply with all lawfully served Wage and Earnings Assignment Orders and Notices of Assignments in accordance with Cal. Family Code Sections 5230 et seq. The Balqon or subcontractor will maintain such compliance throughout the term of this Agreement.

XXIV. EQUAL BENEFITS POLICY

The Board of Harbor Commissioners of the City of Los Angeles adopted Resolution No. 6328 on January 12, 2005, agreeing to adopt the provisions of Los Angeles City Ordinance No. 172,908, as amended, relating to Equal Benefits, Section 10.8.2.1 et seq. of the Los Angeles Administrative Code, as a policy of the Department. Balqon shall comply with the policy wherever applicable. Violation of this policy shall entitle the City to terminate any Agreement with Balqon and pursue any and all other legal remedies that may be available. See Exhibit "K."

XXV. STATE TIDELANDS GRANTS

This Agreement is entered into in furtherance of and as a benefit to the State Tidelands Grant and the trust created thereby. Therefore, this Agreement is at all times subject to the limitations, conditions, restrictions and reservations contained in and prescribed by the Act of the Legislature of the State of California entitled "An Act Granting to the City of Los Angeles the Tidelands and Submerged Lands of the State Within the Boundaries of Said City," approved June 3, 1929 (Stats. 1929, Ch. 651), as amended, and provisions of Article VI of the Charter of the City of Los Angeles relating to such lands. Balqon agrees that any interpretation of this Agreement and the terms contained herein must be consistent with such limitations, conditions, restrictions and reservations.

XXVI. INTEGRATION

This document constitutes the entire Agreement between the parties to this Agreement with respect to the subject matter set forth and supersedes any and all prior Agreements or contracts on this subject matter between the parties, either oral or written. This Agreement may not be amended, waived, or extended, in whole or in part, except in writing signed by both parties.

XXVII. SEVERABILITY

Should any part of this Agreement be found to be invalid, the remainder of this Agreement is to continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date to the left of their signatures.

Dated: 6/24/08

CITY OF LOS ANGELES, by its Board of Harbor Commissioners

By [signature]
Executive Director

Attest Rose M. Dworshak
Secretary

Dated: ____________

BALQON CORPORATION

By [signature]

Type Name: BALWINDER SAMRA
Type Title: PRESIDENT / CEO

Attest ____________________

Type Name:
Type Title:

APPROVED AS TO FORM
6/17, 2008
ROCKARD J. DELGADILLO, City Attorney

By [signature]
STEVEN Y. OTERA, Deputy

Account #	59994	W.O. #	$249.58
Ctr/Div #	1025	Job Pac. #	635-00
Proj/Prog #	636		
	Budget FY:	Amount:	
	07/08	300,000	
	08/09	5,183,795	
	TOTAL		

[redacted]

Balqon Corporation

Quote Form	[ ]		Date :	March 24th, 2008	
Order Form	[ ]	P. O. # ________	Customer #	________	Delivery Date: 180 Days

SOLD TO :

SOLD TO		SHIP TO :	
Company :	Port of Los Angeles	Company	To be determined
Address :	425 South Palos Verdes Street	Address :	
City, State:	San Pedro, California	City, State :	
Zip, Country:	90731, USA	Zip, Country :	
Contact Name:	Geraldine Knatz Ph. D.	Contact Name :	
Telephone :	310-732-7678	Telephone :	

Model - Nautilus E-20 **MAIN SPECIFICATIONS (For detailed specifications please circle options needed)**

Type	Tow Capacity	Range	Max Speed	Battery	Turning Radius	Braking	Grade	Charge Time
Electric	60,000 lb.	30 mile	30 mph	Lead Acid	21 Feet	Air Brakes	10% No Load	6 -8 hours (Std) 1 hour fast charge 60%

[20] **Model Nautilus E-20** (Option Needs to be selected with order) **$ 188,500.00** [$ 3,770,000.00]

Factory Installed Optional Equipment

Add the optional pricing below to the price of the standard vehicle. FOB Santa Ana, California. All prices apply only to optional equipment purchased and shipped in lieu of standard equipment, with new vehicle deliveries and include installation at the factory.

OPTION QTY		DESCRIPTION	PRICE / EACH	TOTAL
Batteries		(Option Needs to be selected with order)		
20	Std	Deep Cycle traction batteries; lead acid; 5-6 Year life; 5 Year warranty 140 Kwhr. Battery capacity; 336 VDC; forced air cooling battery compartment	0.00	0.00
20	Std	Single Point battery watering system (low maintenance)	0.00	0.00
Charger				
20	Std	Off-Board Charger - 80 KW; 4 Port charger. Max Port output 100 amps (cost reflects amortized cost of each charger if purchased with lot qty of 4)	0.00	0.00
20	Std	Power station stand and Charging cables	1,450.00	**29,000.00**
Controller				
20	Std	240 KW AC Traction variable frequency controller 230 VAC output, 336 VDC input; Built in modem data acquisition system monitoring main performance parameters; programmable controller based on application settings; liquid cooled	0.00	0.00
20	Std	CAN Bus module with Diagnostic display; wireless capable	0.00	0.00
Motor				
20	Std	230 VAC, 100 hp continuous duty traction motor; class H insulation; built in thermal protection; includes external thermocouple for temperature warning.	0.00	0.00
Paint				
20	Std	Black chassis, green bumper and battery box, white cabin assembly. Polyurethane pain with primer.	0.00	0.00
FRAME		(Option Needs to be selected with order)		
20	Std	ASTM A572, 12" X 3" Preformed structural steel side rails, 50 degree taper curb side de and bumper; Front two hooks; 18" double reinforced bumper; 2 500 CCA 12 Volt battery; 126 inch wheelbase with 20' 10" turning radius; 39 inch rear overhang; 44 inch front overhang expanded metal deck removable.	0.00	0.00

EXHIBIT A

Qty	Type	Description	Unit Price	Amount
20	Std	Steel cabin, Electric cabin tilt; backup alarm; back lit instrumentation; insulated firewall driver seat; seat belt; heater defroster; overhead glove compartment; safety glass windshield side door; rear door; visors; speedometer; Vehicle diagnostics system; Cab clearance lights; sliding windows curb side; roll down window driver side door; low air alarm; pop open vent front quarter panel;	0.00	0.00
20	Std	Holland FW 2870 Fifth wheel 100,000 lb capacity; Dual 5" hydraulic fifth wheel lift cylin to 16" lift height, PTO driven	0.00	0.00
20	Std	Dual battery box on driver and curb side; slide out battery boxes for easy removal and replacement; reinforced top cover and battery thermal management system.	0.00	0.00
	Option	Additional replacement battery box for dual shift operation; 336 Volt battery boxes exchangeable with battery boxes provided with the vehicle	32,000.00	
Drive assembly				
20	Std	SISU SRDP 30S Dual planetary reduction, 70,000 lbs terminal rating with air brakes. 3 tanks FMVSS style split brake system; dual rear wheel each side; 275/70R22.5 LRJ Tires	0.00	0.00
20	Std	Automatic electronically controlled heavy duty transmission, 4 speed; electronic shifter transmission directly coupled to electric motor	0.00	0.00
Front Axle / Steering		(Select Only One Option with Order)		
20	Std	Front axle 14,600 lb capacity; Air Brakes; leaf spring suspension; automatic slack adjus electric motor driven hydraulic power steering; 275/70R22.5 LRJ Tires	0.00	0.00
Accessories		(Option Needs to be selected with order)		
20	Std	Dual headlights. Tail lights, reverse/stop lights, turn signal, cabin dome light, fifth whee horn; accessory battery indicator; side mirrors; windshield wiper; side markers; hourmeter	0.00	0.00
20	Std	Warranty 2 Years on Vehicle and accessories; 5 Years prorated on batteries	0.00	0.00

TOTAL **3,799,000.00**

Quoted by : B Samra Date 25-Mar

Title : President/CEO

F.O.B. : EX-Factory

Terms : Upon receipt

Subtotal		$	3,799,000.00
Taxes	0%	$	-
Total		$	3,799,000.00
Freight		$	-
Total		$	3,799,000.00

Freight : COLLECT [X] PREPAID [ ]

TOTAL AMOUNT DUE $ 3,799,000.00

Shipment : 180 Days after reception of purchase order

Quotation will be honored through 04/25/2008

Balqon Corporation
Phone : (714) 612-8409
Fax : (714) 836-6343

Balqon Corporationl reserves the right to make changes to products without obligation to make these changes on products previously sold or shipped. All pricing is in US Dollars, and are subject to change without notice. All orders are subject to acceptance by Balqon Corporation

balqon Corporation

Confidential

Responsible environmental growth automotive initiative (regain) - Leadership

Port of Los Angeles

INTRODUCTION

In May 2007, Port of Los Angeles (POLA) and South Coast Air Quality Management District (SCAQMD) jointly approved contract to Balqon Corporation to demonstrate feasibility of use of Zero emissions vehicle to transport cargo containers within and outside terminal facilities for short haul applications. In February 2008 completed vehicle (Nautilus E-30) was delivered to POLA facilities to perform design and application verification testing. On March 14th, 2008 at a joint meeting held between POLA and SCAQMD, Balqon representatives presented their test findings along with a successful demonstration of the vehicles towing 68,000 lbs of cargo load at higher than 25 mph at a POLA test facility.

Test results presented concluded that the vehicle has reliably performed for the past six weeks and has met or exceeded the load, range and speed criteria as outlined in the contract issued to Balqon Corporation. The test results also concluded that the demonstrated vehicle with its current technologies in the short term can replace current Diesel powered Yard Hostlers in use at terminal facilities (over 1,200 units), thereby providing immediate impact in reducing pollution in the South Basin area. In addition it was also agreed upon that Balqon Corporation will continue with development of new technologies related to controller, motor and batteries to address the on-road short haul application needs to transport containers from near dock facilities to rail yards.

Joint review of the test results and technology upgrades proposed by Balqon, POLA and SCAQMD agreed to evaluate feasibility of implementing Phase II of the project by conducting an application test of the proposed vehicle at an actual terminal facility along with purchase of 20 Units to conduct large scale demonstration at a Terminal located at POLA premises. During the review all three parties agreed that while the application tests are being conducted at Terminal facilities, POLA will issue a purchase order for 20 units for large scale demonstration. Balqon also agreed to proceed with the manufacturing of the 20 units upon receipt of Purchase order with a contingency of successful completion of the tests at terminal facilities. In addition AQMD also expressed interest in purchasing a demonstration unit from Balqon Corporation with identical specifications for its outreach effort in the region.

In addition to the strategy proposed above, Balqon Corporation, POLA and SCAQMD will jointly evaluate five (5) production units with technology upgrades (mainly controller and extended range batteries) for short haul on-road applications. The scope of these evaluations will be to outline vehicle performance and technology upgrade requirements needed to meet higher speed and grades during on-road applications. In addition POLA and SCAQMD agreed to provide Balqon Corp. administrative assistance in gaining DOT approval for this vehicle development.

EXHIBIT B

II PHASE 1

i. Current Status

Completed unit Nautilus Model E-30 (long wheelbase) was delivered to POLA maintenance facility in early February for test and evaluation at a local test facility assigned by POLA. Fast charger was also installed at the maintenance facility to recharge batteries and to determine actual charge times. Daily test data was recorded using an on-board data acquisition systems and acceleration, energy consumption, thermal characteristics and charge profiles were optimized to improve energy efficiency. No vehicle operational failures were recorded during this period of six weeks of testing. Maintenance on the vehicle during the period was performed by Balqon Corp. employees while vehicle driving was conducted by POLA employee.

ii. Vehicle Performance

During daily test drive listed below is the performance of the vehicle –

a. **Vehicle speed** – Vehicle maximum speed was electronically limited to 35 mph to optimize energy efficiency and safety considerations related to configuration of the test facility.
b. **Vehicle range** – Based on diagnostic data evaluated the vehicle range with no load is estimated to be over 60 miles and vehicle range with maximum load of 68,000 lbs. is estimated to be higher than 30 miles on a single charge. Range calculation was based on continuous driving with 4 stops per mile.
c. **Towing capacity** – with maximum towed load of 68,000 lbs. vehicle exceeded 25 mph speed on 2% grade.
d. **Gradeability** – Test facility grades are estimated to be between 2 – 3% over 1/8 mile distance. No degradation in speed or acceleration was noted during grade climbing. Energy consumption during grade climbing was well within the limits of the vehicle drive system. Calculated gradeability based on data collected at continuous duty cycle is estimated to be 17% with no load and 5% fully loaded, gradeability at peak loads for short distances will be 50% above continuous duty cycle listed above.
e. **Chassis Integrity/Ergonomics** – Vehicle chassis design is based on an existing design of chassis used in similar applications, manufactured by the second largest manufacturer in this market. Chassis flex, braking systems, transmission output, thermal characteristics, tire and axle integrity were regularly inspected and no abnormalities from design specifications were noted. Driver visibility, ergonomics, suspension, instrumentation are all identical to the current designs available from top three manufacturers in the industry.

iii. Future Evaluation

a. In-Terminal Evaluation

i. Port of Los Angeles (POLA) to arrange with terminal operator to evaluate vehicle during daily applications. POLA will provide assistance to relocate the charger to a new facility and arrange for installation of the charger.

ii. Balqon Corp. and its supplier (when needed) be provided access to the Terminal facility and be allowed to monitor daily results. POLA employee will have day to day responsibility of monitoring the vehicle to ensure it is being operated properly and safely by the terminal operator.

iii. Balqon Corp. and POLA will jointly train drivers at Terminal facility for energy efficient use of the vehicle. POLA and Balqon Corp. will jointly monitor performance data to determine application needs.

1. Performance Criteria

a. Range – Daily operating range not to exceed 30 miles on single charge. In case additional range is required, Balqon Corp. will outline a charge cycle during the day to increase daily range.

b. Grades – In-Terminal application is not expected to have grades in excess of 5%, therefore performance will be measured on vehicles ability to climb the maximum allowable (5%) grade at full load.

c. Speed – Vehicle will be operated at max speed of 30 mph, Balqon will lower the speed to maximum allowable speed at the facility upon customers request.

d. Load Capacity – Maximum allowable load during daily operations not to exceed 60,000 lbs plus trailer Tare load of 8,000 lbs. Total Load 68,000 lbs.

e. Turning Radius – Turning radius of the current vehicle is 24 feet, while turning radius of vehicle proposed for Phase 2 is 20 feet. Terminal Operator needs to accept this exception to specifications prior to installation of the vehicle in application.

iv. Balqon Corp. will provide performance report every two weeks jointly to POLA and SCAQMD staff, discussing performance, design upgrades, features etc. to be incorporated into order of 20 Phase 2 evaluation units.

v. Test period will consists of application testing for period of two months at which point POLA, SCAQMD and Balqon will jointly determine to continue evaluation at the same facility or to change evaluation of the unit to on-road application (based on estimation that larger controller will be available in eight weeks from date of order of 20 units).

vi. Maintenance, operating and other evaluation costs will be borne by POLA or Terminal Operator or as decided jointly prior to beginning of evaluation.

b. **Short-Haul application Testing**

i. Balqon Corp. based upon test data collected from current demonstration unit (Nautilus E-30) being evaluated at POLA facilities has undertaken design upgrades related to controller and motor technologies to achieve higher speed and gradeability demands for short-haul (on-road)container transportation applications. POLA, SCAQMD and Balqon Corp. jointly have expressed interest in further testing and data evaluation to determine if current drive train and battery technologies available can replace short-haul container transportation applications from fossil fuel powered vehicles to Zero emission vehicle.

ii. During in-terminal vehicle testing of the demonstration unit, POLA has agreed to conduct facilities wide review of transportation data to outline opportunities to convert short-haul container transportation applications to Zero Emission Vehicles. Review of the data will indicate daily travel distance requirements, average and maximum speeds on each main corridors, grade requirements by each route corridors, number of units travelling these routes and other relevant data to outline short term and long term design requirements to achieve significant conversion of short-haul (on-road) applications to Zero Emission vehicles.

iii. Balqon Corp. will be responsible for reviewing the requirements and outlining design strategies to accomplish short term and long term objectives. It is estimated that current vehicle specifications can meet such short term objectives if the vehicle is certified by DOT for on-road use for short-haul applications. In order to validate its assumptions, Balqon Corp. and POLA suggests the following:

1. Jointly conduct tests with current demonstration unit (after completion of 8 week evaluation in Yard Hostler in-terminal use application) to determine if the current design with minor upgrades can meet POLA short term objectives.
2. Tests are to be conducted on short routes with grades below 5% with fully loaded vehicle to determine range, speed, grade speed, thermal characteristics of drive train to determine feasibility of current design or technology upgrades needed to meet short term objectives.
3. Balqon Corp. will evaluate acquired data and present findings, opportunities and objectives after completion of such tests.
4. Upon review of the findings by POLA, SCAQMD and Balqon Corp. additional tests will be defined and conducted with current or upgraded technologies to determine design feasibility for short haul applications.

5. Upon successful completion of item 2 listed in this section, POLA, SCAQMD and Balqon will jointly determine feasibility to conduct further testing with current or upgraded technologies to test application related to San Vincent Thomas bridge route related to short-haul applications. (estimated 10% or higher grade under full load with minimum speed of 20 mph)
6. POLA agrees to provide administrative support to conduct such tests and also may provide financial assistance for technology upgrades needed to accomplish application requirements listed in Item 2 and 5 of this section. Balqon Corp. will provide in-kind contributions to such improvements in designs upon receipt of 20 unit Yard Hostler demonstration purchase order outlined in section III.

III PHASE 2 - GREEN TERMINAL

i. SCOPE

This Proposal when fully executed will showcase World's first Zero emission Green Terminal where all cargo transportation within the terminal will be conducted using Zero Emissions technologies. The scope of this document is limited to initial replacement of all Yard Hostlers in this facility to Zero Emissions technologies thereby showcasing a large scale demonstration of cost effective, zero pollution reliable product solutions to terminal operators worldwide. Future phases of this Green Terminal Proposal may include replacements of other equipments being operated at this terminal with Zero Emission technologies utilizing same charging infrastructure utilized by Yard Hostlers. This large scale demonstration will be joint effort of POLA, Terminal Operator, SCAQMD and Balqon Corporation.

ii. OBJECTIVE

Large scale use of Zero Emissions technologies for in-terminal use of Yard Hostler applications demonstrating:

a. Reduction in overall emissions at the facilities and its effects on workers health and surrounding communities.
b. Documented proof of lower operating costs of estimated $ 40,000 per year (each vehicle) in a typical two shift Yard Hostler application resulting from fuel cost savings.
c. Documented proof of lower maintenance costs of over $ 4,000 per year in maintenance costs per vehicle.
d. Documented proof of lower vehicle downtime and higher productivity as a result of less breakdowns and maintenance downtime.

e. Zero impact or actual improvement in operational efficiency when technology converted from Fossil fuel applications to Zero Emission technologies.
f. Net gain in asset value due to longer product life and ability to trade emissions credits in future for monetary or expansion value.

iii. PROPOSAL

a. Balqon Corp. based on results and findings of Phase 1 of this document recommends replacement during Phase 2 of 20 Diesel powered Yard Hostlers with Zero Emissions Yard Hostlers for daily use at a selected Terminal facility for in-terminal applications.
b. POLA, SCAQMD and Balqon Corporation agree to conduct such large scale demonstration at a single facility to clearly document cost effectiveness of this technology and showcase economic and environmental benefits of this technology to all terminal operators worldwide.
c. Balqon Corporation will use its best abilities to implement smart charge technologies to allow cross over use of the charging infrastructure across other product types in current or future use at in-terminal applications. (forklifts, cranes, pickup trucks, golf carts, security vehicles etc.)
d. POLA agrees to issue a purchase order for 20 units Model E-20 (short wheel base) with specifications outlined in quotation submitted by Balqon Corporation on March 24th, 2008. Balqon Corporation agrees that delivery and acceptance by POLA of the 20 units will be contingent upon successful demonstration for 8 weeks of the first demonstration unit in use at a terminal located within POLA facilities. Further testing of the unit will be jointly agreed upon by POLA, SCAQMD and Balqon and such agreement will not be unreasonably withheld.
e. Demonstration unit will be required to meet the performance criteria's listed in Section 2 (iii)(a)(iii) outlined Performance criteria. All failures will be recorded and corrective actions presented to POLA during program review meetings. Balqon Corporation will be allowed to perform design upgrades or changes during the test period as long as these improvements will also be implemented on vehicles to be delivered under the purchase agreement.
f. Balqon Corp. will provide technical support during the test period and driver training to ensure proper use of the vehicle during in-use application testing. Balqon Corp. will be authorized to stop vehicle testing at any time it deems that vehicle is being operated beyond specifications and can result in damage to vehicle components, systems or integrity of the test. In addition Balqon Corp. will also be authorized to stop tests at anytime if authorized personnel have concerns over safe operation of the vehicle. Balqon Corporation agrees to inform POLA employees whenever such authorizations are initiated by Balqon and/or authorized personnel.
g. Balqon Corporation agrees to install wireless data acquisition systems to remotely monitor vehicle operation (components, systems) and record such data for its use in development and improvement of vehicle components and

systems. POLA and Terminal Operator agree to authorize collection of such data (related to vehicle use only) and agrees technical data collected is sole property of Balqon Corp. and such data will not be shared, published or made available to other parties without expressed written consent from Balqon Corp.

h. Terminal Operator shall be required to maintain logs of vehicle operation, vehicle downtime, charge cycles, daily range and maintenance schedules for at least a period of six months from date of installation. Terminal Operator shall also agree to share this data with POLA, SCAQMD and Balqon upon request.

i. Balqon Corporation shall make all reasonable effort to meet its delivery schedule of 20 units within 180 days from receipt of order. Balqon Corp. may request for schedule extension and such extensions will not be unreasonably withheld.

j. Balqon Corporation will provide 2 Year warranty on the vehicles, 5 year prorated warranty on batteries. Balqon Corporation will provide warranty policy statement prior to delivery of the vehicles.

k. POLA agrees to pay full amount due on the vehicle upon delivery based on the terms outlined in the quotation provided. Partial shipment will be allowed on the order and invoices will be due upon receipt.

l. All operators of the 20 units will be certified for driver training and safety training prior to operation of the vehicle. Terminal operator will be required to maintain compliance of this policy at all times during the life of the vehicle operation.

m. POLA and/or Terminal Operator will provide all fees, dues, licenses etc. necessary to use the units at the facility.

IV PHASE 3 - ZERO EMISSION SHORT-HAUL INITIATIVE

i. SCOPE

This phase will demonstrate use of production model of Nautilus E-30 to be used to transport containers in short haul on-road applications using Zero emission technologies. The scope of this document is limited to demonstrating cost effectiveness and reliability of Zero emission technology in short-haul applications. Initial phase includes delivery of five (5) production units with individual chargers and replacement battery boxes to demonstrate no impact on short-haul operations with use of Zero emission technologies. This large scale demonstration will be joint effort of POLA, SCAQMD and Balqon Corporation.

ii. OBJECTIVE

Production unit demonstration Of Zero Emissions technologies for short-haul applications in transporting containers from ship yards to rail terminals and warehouse locations at POLA.

a. Reduction in overall emissions at South basin and its effects on workers health and surrounding communities.
b. Documented proof of ability to transport 60,000 lb load in short-haul applications on grades up to 10% with minimal or no impact on current infrastructure of roads, bridges and highways.
c. Zero impact or actual improvement in operational efficiency when technology converted from Fossil fuel applications to Zero Emission technologies.
d. Net gain in asset value due to longer product life and ability to trade emissions credits in future for monetary or expansion value.

iii. PROPOSAL

a. Balqon Corp. based in continuation of the results and findings of the tests conducted in Phase 1 section (b) will manufacture five (5) production units of Model E-30 with technology upgrades in motor, controller and battery designs to increase range to over 30 miles (per battery pack), grade ability to 10% loaded and maximum speed to 45 miles per hour.
b. POLA, SCAQMD and Balqon Corporation agree to conduct such demonstration with major short-haul freight companies to document cost effectiveness of this technology and showcase economic and environmental benefits of this technology to all ports worldwide.
c. POLA agrees to issue a purchase order for 5 units Model E-30 with specifications outlined in quotation submitted by Balqon Corporation on April 4th, 2008. Balqon Corporation agrees that delivery and acceptance by POLA of the five (5) units will be contingent upon successful demonstration of current unit based on specifications outlined in Phase 1 section (b) and acceptance of proposed impacts of technical upgrades proposed by Balqon on production units to be delivered.
d. POLA and Balqon jointly agree that the current demonstration unit may not meet new requirements outlined under this proposal. POLA agrees the acceptance of five (5) model E-30 units will be based on tests conducted and conformance to the specifications outlined in quotation of April 4th, 2008.
e. Balqon Corp. will provide technical support during the test period and driver training to ensure proper use of the vehicle during in-use application testing. Balqon Corp. will be authorized to stop vehicle testing at any time it deems that vehicle is being operated beyond specifications and can result in damage to vehicle components, systems or integrity of the test. In addition Balqon Corp. will also be authorized to stop tests at anytime if authorized personnel have concerns over safe operation of the vehicle. Balqon Corporation agrees to

inform POLA employees whenever such authorizations are initiated by Balqon and/or authorized personnel.

f. Balqon Corporation agrees to install wireless data acquisition systems to remotely monitor vehicle operation (components, systems) and record such data for its use in development and improvement of vehicle components and systems. POLA and user agree to authorize collection of such data (related to vehicle use only) and agrees that technical data collected is sole property of Balqon Corp. and such data will not be shared, published or made available to other parties without expressed written consent from Balqon Corp.

g. Vehicle user shall be required to maintain logs of vehicle operation, vehicle downtime, charge cycles, daily range and maintenance schedules for at least a period of six months from date of installation. User also agrees to share this data with POLA, SCAQMD and Balqon upon request.

h. Balqon Corporation shall make all reasonable effort to meet its delivery schedule of five (5) units within 270 days from receipt of order. The delivery date is based on Balqon Corp. receiving required DOT certification on a timely basis. POLA and SCAQMD agree to assist Balqon in gaining such certification in a timely manner. Balqon Corp. may request for schedule extension and such extensions will not be unreasonably withheld.

i. Balqon Corporation will provide 2 Year warranty on the vehicles, 5 year prorated warranty on batteries. Balqon Corporation will provide warranty policy statement prior to delivery of the vehicles.

j. POLA agrees to pay full amount due on the vehicle upon delivery based on the terms outlined in the quotation provided. Partial shipment will be allowed on the order and invoices will be due upon receipt.

k. All operators of the five (5) units will be certified for driver training and safety training prior to operation of the vehicle. POLA will be required to maintain compliance of this policy at all times during the life of the vehicle operation.

l. POLA and/or Terminal Operator will provide all fees, dues, licenses etc. necessary to use the units at the facility.

balqon Corporation

Quote Form	[ ]		Date :	4-Apr-08	
Order Form	[ ]	P. O. #	Customer #		Delivery Date: 270 Days

SOLD TO :

Company : Port of Los Angeles
Address : 425 South Palos Verdes Street
City, State: San Pedro, California
Zip, Country: 90731, USA
Contact Name: Geraldine Knatz Ph. D.
Telephone : 310-732-7678

SHIP TO :

Company: To be determined
Address :
City, State :
Zip, Country :
Contact Name :
Telephone :

Model - Nautilus E-30 — **MAIN SPECIFICATIONS (For detailed specifications please circle options needed)**

Type	Tow Capacity	Range	Max Speed	Battery	Turning Radius	Braking	Grade	Charge Time
Electric	60,000 lb.	30 mile (Per pack	45 mph	Lead Acid	25 Feet	ABS Brakes	17% No Load	6 -8 hours (Std) 1 hour fast charge 60%

[5] **Model Nautilus E-30** (Option Needs to be selected with order) — **$ 208,500.00** | $ 1,042,500.00

Factory Installed Optional Equipment

Add the optional pricing below to the price of the standard vehicle. FOB Santa Ana, California. All prices apply only to optional equipment purchased and shipped in lieu of standard equipment, with new vehicle deliveries and include installation at the factory.

OPTION	QTY	DESCRIPTION	PRICE / EACH	TOTAL
Batteries		(Option Needs to be selected with order)		
5	Std	Deep Cycle traction batteries; lead acid; 5-6 Year life; 5 Year warranty 168 Kwhr. Battery capacity; 336 VDC; forced air cooling battery compartment	0.00	0.00
5	Std	Single Point battery watering system (low maintenance)	0.00	0.00
Charger				
5	Std	Off-Board Charger - 80 KW; 1 Port charger. Max Port output 100 amps	75,000.00	375,000.00
5	Std	Power station stand and Charging cables	1,450.00	7,250.00
Controller				
5	Std	240 KW AC Traction variable frequency controller 230 VAC output, 336 VDC input; Built in modem data acquisition system monitoring main performance parameters; programmable controller based on application settings; liquid cooled	0.00	0.00
5	Std	CAN Bus module with Diagnostic display; wireless capable	0.00	0.00
Motor				
5	Std	230 VAC, 150 hp continuous duty traction motor; class H insulation; built in thermal protection; includes external thermocouple for temperature warning. External Liquid Cooling	0.00	0.00
Paint				
5	Std	Black chassis, green bumper and battery box, white cabin assembly. Polyurethane pain with primer.	0.00	0.00
FRAME		(Option Needs to be selected with order)		
5	Std	ASTM A572, 12" X 3" Preformed structural steel side rails, 50 degree taper curb side de and bumper; Front two hooks; 18" double reinforced bumper; 2 500 CCA 12 Volt battery; 160 inch wheelbase with 25" turning radius; 39 inch rear overhang; 44 inch front overhang expanded metal deck removable.	0.00	0.00

EXHIBIT C

Qty	Type	Description	Unit Price	Amount
5	Std	Steel cabin, Electric cabin tilt; backup alarm; back lit instrumentation; insulated firewall driver seat; seat belt; heater defroster; overhead glove compartment; safety glass windshield side door; rear door; visors; speedometer; Vehicle diagnostics system; Cab clearance lights; sliding windows curb side; roll down window driver side door; low air alarm; pop open vent front quarter panel; Strobe light mounted on cabin	0.00	0.00
5	Std	Holland FW 2870 Fifth wheel 100,000 lb capacity; Dual 5" hydraulic fifth wheel lift cylin to 16" lift height, PTO driven	0.00	0.00
5	Std	Dual battery box on driver and curb side; slide out battery boxes for easy removal and replacement; reinforced top cover and battery thermal management system.	0.00	0.00
5	Option	Additional replacement battery box for dual shift operation; 336 Volt battery boxes exchangeable with battery boxes provided with the vehicle	32,000.00	160,000.00
Drive assembly				
5	Std	Dana Dual planetary reduction, 70,000 lbs terminal rating with ABS brakes. 3 tanks FMVSS style split brake system; dual rear wheel each side; 275/70R22.5 LRJ Tires Tandem Axle 40,000 lb capacity each	0.00	0.00
5	Std	Automatic electronically controlled heavy duty transmission, 5 speed; electronic shifter transmission directly coupled to electric motor	0.00	0.00
Front Axle / Steering		(Select Only One Option with Order)		
5	Std	Front axle 14,600 lb capacity; ABS Brakes; leaf spring suspension; automatic slack adju electric motor driven hydraulic power steering; 275/70R22.5 LRJ Tires	0.00	0.00
Accessories		(Option Needs to be selected with order)		
5	Std	Dual headlights DOT. Tail lights, reverse/stop lights, turn signal, cabin dome light, fifth Light horn; accessory battery indicator; side mirrors; windshield wiper; side markers; hourmeter Speedometer, odometer	0.00	0.00
5	Std	Warranty 2 Years on Vehicle and accessories; 5 Years prorated on batteries	0.00	0.00
5	Std	DOT Approved Prior to shipment (vehicle licensing fees; registration fees not included).	0.00	0.00
		TOTAL		**1,584,750.00**

Quoted by : B Samra Date 4-Apr

Title : President/CEO

F.O.B. : EX-Factory

Terms : Upon receipt

Subtotal		$	1,584,750.00
Taxes	0%	$	-
Total		$	1,584,750.00
Freight		$	-
Total		$	1,584,750.00

Freight : **COLLECT** [X] **PREPAID** [ ]

TOTAL AMOUNT DUE $ **1,584,750.00**

Shipment : 270 Days after reception of purchase order

Quotation will be honored through 04/25/2008

Balqon Corporation
Phone : (714) 612-8409
Fax : (714) 836-6343

MONTHLY SUBCONSULTANT MONITORING REPORT

Instructions: Please indicate the SBE/MBE/WBE/OBE/DBE participation levels achieved for the month of ______________ covered by the referenced contract number.

Contract No. ______________ Division ______________ Contractor Administrator ______________

Contractor ______________ *Group ______________ Contract Title/Project ______________

Contract Amount ______________ Start Date ______________ End Date ______________

Total Amount Invoiced to Date ______________

Original Proposed Subcontractor Percentage SBE ______ MBE ______ WBE ______ OBE ______ DBE ______

				PROPOSED		ACTUALS		
	Name of Subcontractor	Type of Work Performed	Group SBE/MBE/WBE/OBE/DBE	Original Proposed Amount	Original Proposed Percentage	Amount Paid to Date	Amount Paid to Date Percentage	Contract Amount Percentage
1								
2								
3								
4								
5								
6								
7								
8								

Directions:

Original Proposed Percentage: Original Proposed Percentage of Total Contract Amount
Amount Paid to Date Percentage: Percentage of Total Amount Invoiced to Date
Contract Amount Percentage: Percentage Paid to Date of Total Contract Amount

EXHIBIT D

* Group = (SBE/MBE/WBE/OBE/DBE)

BUSINESS TAX REGISTRATION CERTIFICATE (BTRC) NUMBER

The City of Los Angeles, Office of Finance requires all firms that engage in any business activity within the City of Los Angeles to pay City business taxes. Each firm or individual (other than a municipal employee) is required to obtain the necessary Business Tax Registration Certification (BTRC) and pay business tax. (Los Angeles Municipal Code Section 21.09 et seq.)

All firms and individuals that do business with the City of Los Angeles will be required to provide a BTRC number or an exemption number as proof of compliance with Los Angeles City business tax requirements in order to receive payment for goods or services. Beginning October 14, 1987, payments for goods or services will be withheld unless proof of tax compliance is provided to the City.

The Tax and Permit Division of Los Angeles Office of Finance, has the sole authority to determine whether a firm is covered by business tax requirements. Those firms not required to pay will be given an exemption number.

If you do NOT have a BTRC number contact the Tax and Permit Division at the nearest office listed below, or log on to www.lacity.org/finance to download the business tax registration application.

	MAIN OFFICE	
LA City Hall	201 N. Main Street, Rm. 101	(213) 626-9271
	BRANCH OFFICES	
Van Nuys Civic Center	14401 Erwin Mall	(818) 756-8531
W. LA City Hall	1828 Sawtelle Blvd.	(310) 575-8888
Hollywood Office	6501 Fountain Ave.	(213) 485-3935
San Pedro City Hall	638 S. Beacon St., Rm. 303	(310) 732-4537
Westchester Municipal Bldg.	7166 Manchester, Rm. 9	(213) 473-6750
Watts City Hall	10221 Compton Ave., Rm. 202	(213) 473-5109

EXHIBIT E

City of Los Angeles
Los Angeles Harbor Department - Risk Management Section
GENERAL LIABILITY - ADDITIONAL INSURED ENDORSEMENT

In consideration of the premium charged and notwithstanding any inconsistent statement in the policy to which this endorsement is attached or any endorsement now or hereafter attached thereto, it is agreed as follows:

1. **ADDITIONAL INSURED.** The City of Los Angeles Harbor Department, its officers, agents and employees are included as additional insured's with regard to liability and defense of claims arising from the operations and uses performed by or on behalf of the named insured regardless of whether liability is attributable to the named insured or a combination of the named and the additional insured.

2. **CONTRIBUTION NOT REQUIRED.** Any other insurance maintained by the City of Los Angeles Harbor Department shall be excess of this insurance and shall not contribute with it.

3. **SEVERABILITY OF INTEREST.** This insurance applies separately to each insured against whom claim is made or suit is brought except with respect to the company's limits of liability. The inclusion of any person or organization as an insured shall not affect any right which such person or organization would have as a claimant if not so included.

4. **CANCELLATION NOTICE.** With respect to the interest of the additional insured, the insurance shall not be canceled, changed in coverage, reduced in limits or non-renewed except after thirty (30) days prior written notice by certified mail return receipt requested has been given to both the City Attorney of Los Angeles and the Board of Harbor Commissioners addressed as follows:

City Attorney Harbor Division 425 South Palos Verdes Street San Pedro, CA 90731	Board of Harbor Commissioners 425 South Palos Verdes Street San Pedro, CA 90731 Attn: Risk Manager

5. **APPLICABILITY.** This insurance pertains to the operations and/or tenancy of the named insured under all written agreements and permits in force with the City of Los Angeles Harbor Department unless checked below in which case only the following specific agreements and permits with the City of Los Angeles Harbor Department are covered:

☐ Agreement/Permit Number(s):______________________________

Except as stated above, nothing herein shall be held to waive, alter or extend any of the limits, conditions, agreements or exclusions of the policy to which this endorsement is attached.

I ______________________ (print/type name), warrant that I have authority to bind the below-listed insurance company and by my signature hereon do so bind this company. Signature: ______________________ Authorized Representative (ORIGINAL SIGNATURE required on copy furnished to the Board of Harbor Commissioners)	Report claims pursuant to this insurance to: Name: ______________________ Address: ______________________ Telephone: ______________________
Title: ______________________ Organization: ______________________ Address: ______________________ ______________________ Telephone: ______________________	Includes (check as applicable): ☐ Broad Form Property Damage ☐ Personal Injury ☐ Independent Contractors ☐ Premises-Operations ☐ Explosion-Collapse Hazard ☐ Underground Hazard ☐ Products/Completed Operations ☐ Contractual Liability ☐ Owned Automobiles ☐ Non-Owned Automobiles ☐ Hired Automobiles ☐ Fire Legal Liability ☐ ______________ ☐ ______________

Type of Coverage	Limits of Liability	Policy Period	
	☐ Per Claim ☐ Per Occurrence	From To	☐ Deductible $ __________ ☐ Self-insured Retention $ __________ For __________ (Coverage) ☐ Per Claim ☐ Per Occurrence

Other Conditions:

Named Insured and Address			
Insurance Company	**Policy Number**	**Endorsement Number**	**Effective Date of Endorsement**

EXHIBIT F

City of Los Angeles
Los Angeles Harbor Department - Risk Management Section
WORKERS' COMPENSATION / EMPLOYER'S LIABILITY - SPECIAL ENDORSEMENT

In consideration of the premium charged and notwithstanding any inconsistent statement in the policy to which this endorsement is attached or any endorsement now or hereafter attached thereto, it is agreed as follows:

1. APPLICABILITY. This insurance pertains to the operations and/or tenancy of the named insured unless checked below in which case only the following specific agreements with the City of Los Angeles Harbor Department are covered:

   Agreement/Permit Number(s):______________________________

2. CANCELLATION NOTICE. With respect to the interests of the City of Los Angeles Harbor Department, this insurance shall not be canceled, changed in coverage, reduced in limits or non-renewed except after thirty (30) days prior written notice by certified mail return receipt requested has been given to both the City Attorney of Los Angeles and the Board of Harbor Commissioners addressed as follows:

City Attorney
Harbor Division
425 South Palos Verdes Street
San Pedro, CA 90731

Board of Harbor Commissioners
425 South Palos Verdes Street
San Pedro, CA 90731
Attn: Risk Manager

Except as stated above, nothing herein shall be held to waive, alter or extend any of the limits, conditions, agreements or exclusions of the policy to which this endorsement is attached.

I ______________________ (print/type name), warrant that I have authority to bind the below-listed insurance company and by my signature hereon do so bind this company. Signature: ______________________ Authorized Representative (ORIGINAL SIGNATURE required on copy furnished to the Board of Harbor Commissioners) Title: ______________________ Organization: ______________________ Address: ______________________ ______________________ Telephone: ______________________	Includes (check as applicable): ☐ Broad Form All States Endorsement ☐ Voluntary Compensation Endorsement ☐ United States Longshoremens and Harbor Workers Compensation Act ☐ Jones Act ☐ Other Continental Shelf Endorsement ☐ ______________________ ☐ ______________________

Type of Coverage	Limits of Liability	Policy Period
Workers' Compensation	*Statutory*	From
Employer's Liability		To

Other Provisions:

Named Insured and Address			
Insurance Company	Policy Number	Endorsement Number	Effective Date of Endorsement

EXHIBIT G

City of Los Angeles
Los Angeles Harbor Department - Risk Management Section
PROFESSIONAL LIABILITY - SPECIAL ENDORSEMENT

In consideration of the premium charged and notwithstanding any inconsistent statement in the policy to which this endorsement is attached or any endorsement now or hereafter attached thereto, it is agreed as follows:

1. **APPLICABILITY.** This insurance applies to the liability assumed by the insured under all written agreements with the City of Los Angeles Harbor Department provided such liability results from an error, omission or negligent act of the insured or any of its officers agents, employees or subcontractors unless checked below in which case only the following specific agreements with the City of Los Angeles Harbor Department are covered:

   Agreement Number(s):______________________________

2. **CANCELLATION NOTICE.** With respect to the interests of the City of Los Angeles Harbor Department, this insurance shall not be canceled, changed in coverage, reduced in limits or non-renewed except after thirty (30) days prior written notice by certified mail return receipt requested has been given to both the City Attorney of Los Angeles and the Board of Harbor Commissioners addressed as follows:

   City Attorney
   Harbor Division
   425 South Palos Verdes Street
   San Pedro, CA 90731

   Board of Harbor Commissioners
   425 South Palos Verdes Street
   San Pedro, CA 90731
   Attn: Risk Manager

3. **OTHER PROVISIONS:** The following inclusions, exclusions, extensions or specific provisions apply to this coverage:

Except as stated above, nothing herein shall be held to waive, alter or extend any of the limits, conditions, agreements or exclusions of the policy to which this endorsement is attached.

I ________________ (print/type name), warrant that I have authority to bind the below-listed insurance company and by my signature hereon do so bind this company. Signature: __________ Authorized Representative (ORIGINAL SIGNATURE required on copy furnished to the Board of Harbor Commissioners) Title: __________ Organization: __________ Address: __________ __________ Telephone: __________	Report claims pursuant to this insurance to: Name: __________ Address: __________ __________ Telephone: __________

Type of Coverage	Limits of Liability	Policy Period	
Professional Liability		From	
		To	☐ Deductible $ __________ ☐ Self-insured Retention $__________ For __________ (Coverage)
	☐ Per Claim ☐ Per Occurrence		☐ Per Claim ☐ Per Occurrence

Other Conditions:

Named Insured and Address			
Insurance Company	Policy Number	Endorsement Number	Effective Date of Endorsement

EXHIBIT H

AFFIRMATIVE ACTION PROGRAM PROVISIONS

Sec. 10.8.4 Affirmative Action Program Provisions.

Every non-construction contract with or on behalf of the City of Los Angeles for which the consideration is $100,000 or more and every construction contract with or on behalf of the City of Los Angeles for which the consideration is $5,000 or more shall contain the following provisions which shall be designated as the AFFIRMATIVE ACTION PROGRAM provisions of such contract:

A. During the performance of City contract, the contractor certifies and represents that the contractor and each subcontractor hereunder will adhere to an affirmative action program to ensure that in its employment practices, persons are employed and employees are treated equally and without regard to or because of race, religion, ancestry, national origin, sex, sexual orientation, age, disability, marital status, domestic partner status, or medical condition.

1. This provision applies to work or services performed or materials manufactured or assembled in the United States.

2. Nothing in this section shall require or prohibit the establishment of new classifications of employees in any given craft, work or service category.

3. The contractor shall post a copy of Paragraph A hereof in conspicuous places at its place of business available to employees and applicants for employment.

B. The contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to their race, religion, ancestry, national origin, sex, sexual orientation, age, disability, marital status, domestic partner status, or medical condition.

C. As part of the City's supplier registration process, and/or at the request of the awarding authority or the Office of Contract Compliance, the contractor shall certify on an electronic or hard copy form to be supplied, that the contractor has not discriminated in the performance of City contracts against any employee or applicant for employment on the basis or because of race, religion, ancestry, national origin, sex, sexual orientation, age, disability, marital status, domestic partner status, or medical condition.

D. The contractor shall permit access to and may be required to provide certified copies of all of its records pertaining to employment and to its employment practices by the awarding authority or the Office of Contract Compliance, for the purpose of investigation to ascertain compliance with the Affirmative Action Program provisions of City contracts, and on their or either of their request to provide evidence that it has or will comply therewith.

E. The failure of any contractor to comply with the Affirmative Action Program provisions of City contracts may be deemed to be a material breach of contract. Such failure shall only be established upon a finding to that effect by the awarding

authority, on the basis of its own investigation or that of the Board of Public Works, Office of Contract Compliance. No such finding shall be made except upon a full and fair hearing after notice and an opportunity to be heard has been given to the contractor.

F. Upon a finding duly made that the contractor has breached the Affirmative Action Program provisions of a City contract, the contract may be forthwith cancelled, terminated or suspended, in whole or in part, by the awarding authority, and all monies due or to become due hereunder may be forwarded to and retained by the City of Los Angeles. In addition thereto, such breach may be the basis for a determination by the awarding authority or the Board of Public Works that the said contractor is an irresponsible bidder or proposer pursuant to the provisions of Section 371 of the Los Angeles City Charter. In the event of such determination, such contractor shall be disqualified from being awarded a contract with the City of Los Angeles for a period of two years, or until he or she shall establish and carry out a program in conformance with the provisions hereof.

G. In the event of a finding by the Fair Employment and Housing Commission of the State of California, or the Board of Public Works of the City of Los Angeles, or any court of competent jurisdiction, that the contractor has been guilty of a willful violation of the California Fair Employment and Housing Act, or the Affirmative Action Program provisions of a City contract, there may be deducted from the amount payable to the contractor by the City of Los Angeles under the contract, a penalty of TEN DOLLARS ($10.00) for each person for each calendar day on which such person was discriminated against in violation of the provisions of a City contract.

H. Notwithstanding any other provisions of a City contract, the City of Los Angeles shall have any and all other remedies at law or in equity for any breach hereof.

I. The Public Works Board of Commissioners shall promulgate rules and regulations through the Office of Contract Compliance and provide to the awarding authorities electronic and hard copy forms for the implementation of the Affirmative Action Program provisions of City contracts, and rules and regulations and forms shall, so far as practicable, be similar to those adopted in applicable Federal Executive Orders. No other rules, regulations or forms may be used by an awarding authority of the City to accomplish this contract compliance program.

J. Nothing contained in City contracts shall be construed in any manner so as to require or permit any act which is prohibited by law.

K. The Contractor shall submit an Affirmative Action Plan which shall meet the requirements of this chapter at the time it submits its bid or proposal or at the time it registers to do business with the City. The plan shall be subject to approval by the Office of Contract Compliance prior to award of the contract. The awarding authority may also require contractors and suppliers to take part in a pre-registration, pre-bid, pre-proposal, or pre-award conference in order to develop, improve or implement a qualifying Affirmative Action Plan. Affirmative Action Programs developed pursuant to this section shall be effective for a period of twelve

months from the date of approval by the Office of Contract Compliance. In case of prior submission of a plan, the contractor may submit documentation that it has an Affirmative Action Plan approved by the Office of Contract Compliance within the previous twelve months. If the approval is 30 days or less from expiration, the contractor must submit a new Plan to the Office of Contract Compliance and that Plan must be approved before the contract is awarded.

1. Every contract of $5,000 or more which may provide construction, demolition, renovation, conservation or major maintenance of any kind shall in addition comply with the requirements of Section 10.13 of the Los Angeles Administrative Code.

2. A contractor may establish and adopt as its own Affirmative Action Plan, by affixing his or her signature thereto, an Affirmative Action Plan prepared and furnished by the Office of Contract Compliance, or it may prepare and submit its own Plan for approval.

L. The Office of Contract Compliance shall annually supply the awarding authorities of the City with a list of contractors and suppliers who have developed Affirmative Action Programs. For each contractor and supplier the Office of Contract Compliance shall state the date the approval expires. The Office of Contract Compliance shall not withdraw its approval for any Affirmative Action Plan or change the Affirmative Action Plan after the date of contract award for the entire contract term without the mutual agreement of the awarding authority and the contractor.

M. The Affirmative Action Plan required to be submitted hereunder and the pre-registration, pre-bid, pre-proposal or pre-award conference which may be required by the Board of Public Works, Office of Contract Compliance or the awarding authority shall, without limitation as to the subject or nature of employment activity, be concerned with such employment practices as:

1. Apprenticeship where approved programs are functioning, and other on-the-job training for non-apprenticeable occupations;

2. Classroom preparation for the job when not apprenticeable;

3. Pre-apprenticeship education and preparation;

4. Upgrading training and opportunities;

5. Encouraging the use of contractors, subcontractors and suppliers of all racial and ethnic groups, provided, however, that any contract subject to this ordinance shall require the contractor, subcontractor or supplier to provide not less than the prevailing wage, working conditions and practices generally observed in private industries in the contractor's, subcontractor's or supplier's geographical area for such work;

6. The entry of qualified women, minority and all other journeymen into the industry; and

7. The provision of needed supplies or job conditions to permit persons with disabilities to be employed, and minimize the impact of any disability.

N. Any adjustments which may be made in the contractor's or supplier's workforce to achieve the requirements of the City's Affirmative Action Contract Compliance Program in purchasing and construction shall be accomplished by either an increase in the size of the workforce or replacement of those employees who leave the workforce by reason of resignation, retirement or death and not by termination, layoff, demotion or change in grade.

O. Affirmative Action Agreements resulting from the proposed Affirmative Action Plan or the pre-registration, pre-bid, pre-proposal or pre-award conferences shall not be confidential and may be publicized by the contractor at his or her discretion. Approved Affirmative Action Agreements become the property of the City and may be used at the discretion of the City in its Contract Compliance Affirmative Action Program.

P. This ordinance shall not confer upon the City of Los Angeles or any Agency, Board or Commission thereof any power not otherwise provided by law to determine the legality of any existing collective bargaining agreement and shall have application only to discriminatory employment practices by contractors or suppliers engaged in the performance of City contracts.

Q. All contractors subject to the provisions of this section shall include a like provision in all subcontracts awarded for work to be performed under the contract with the City and shall impose the same obligations, including but not limited to filing and reporting obligations, on the subcontractors as are applicable to the contractor. Failure of the contractor to comply with this requirement or to obtain the compliance of its subcontractors with all such obligations shall subject the contractor to the imposition of any and all sanctions allowed by law, including but not limited to termination of the contractor's contract with the City.

SMALL BUSINESS DEVELOPMENT PROGRAM

The City of Los Angeles Harbor Department is committed to creating an environment that provides all individuals and businesses open access to the business opportunities available at the Port of Los Angeles in a manner that reflects the diversity of the City of Los Angeles. The Port of Los Angeles Small Business Development Program (SBDP or the "Program") was created to provide additional opportunities for small businesses to participate in any and all contracts. An overall Department goal of 25% has been established for the Program. The specific goal or requirement for each contract to be let may be higher or lower based on the scope of work.

It is the policy of the Harbor Department to solicit participation in the performance of all service contracts by all individuals and businesses, including but not limited to, small business entities (SBEs), women-owned businesses (WBEs), and minority-owned businesses (MBEs). The Program will allow the Port to target more effectively small business participation (including MBEs and WBEs). It is also the intent of the Department to make it easier for small businesses to participate in Port contracts by providing education and assistance on how to do business with the City, including, but not limited to, insuring that payments to small businesses are processed in a timely manner.

A Small Business Enterprise (SBE) is an independently owned and operated business that is not dominant in its field and meets criteria set forth by the Small Business Administration in Title 13, Code of Federal Regulations, Part 121.

The SBDP is a results-oriented program, requiring contractors who receive contracts from the Port to perform outreach and utilize certified small businesses. Based on the work to be performed, it has been determined that the percentage of small business participation will be 25 %. Consultant shall be responsible for determining the SBE status of its subconsultants for purposes of meeting the small business requirement.

The Consultant shall not substitute an SBE firm without obtaining prior approval of the City and amending its Agreement. A request for substitution must be based upon demonstrated good cause. If substitution is permitted, Consultant shall endeavor to make an in-kind substitution for the substituted SBE.

In the event of Consultant's noncompliance during the performance of the Agreement, Consultant shall be considered in material breach of contract. In addition to any other remedy available to City under this Agreement or by operation of law, the City may withhold invoice payments to Consultant until noncompliance is corrected, and assess the costs of City's audit of books and records of Consultant and its subconsultants. In the event the Consultant falsifies or misrepresents information contained in any form or other willful noncompliance as determined by City, City may disqualify the Consultant from participation in City contracts for a period of up to five (5) years.

Consultant shall complete, sign, notarize (where applicable) and submit as part of the executed agreement the attached Affidavit and Contract Description Form. The Contract Description Form, when signed, will signify the Consultant's intent to comply with the Small Business Requirement. In addition, prior to being awarded a contract with the City, Consultant and all subconsultant's must be registered with the Department's Contract Management Database, *e-DiversityXchange*.

EXHIBIT J

AFFIDAVIT

"The undersigned declares under penalty of perjury pursuant to the laws of the State of California that the following is true and correct and include all material information necessary to identify and explain the operations of

____

Name of Firm

as well as the ownership thereof. Further, the undersigned agrees to provide either through the prime consultant or, directly to the Harbor Department, complete and accurate information regarding ownership in the named firm, any proposed changes of the ownership and to permit the audit and examination of firm ownership documents in association with this agreement."

Please indicate the ownership of your company: ☐SBE ☐MBE ☐WBE ☐OBE

- A Small Business Enterprise (SBE) is an independently owned and operated business that is not dominant in its field and meets criteria set forth by the Small Business Administration in Title 13, Code of Federal Regulations, Part 121.
- A Minority Business Enterprise (MBE) is defined as a business in which a minority owns and controls at least 51% of the business. A Woman Business (WBE) is defined as a business in which a woman owns and controls at least 51% of the business. For the purpose of this project, a minority includes:
  (1) Black (all persons having origins in any of the Black African racial groups not of Hispanic origin);
  (2) Hispanic (all persons of Mexican, Puerto Rican, Cuban, Central or South American or other Spanish Culture or origin, regardless of race);
  (3) Asian and Pacific Islander (all persons having origins in any of the original peoples of the Far East, Southeast Asia, The Indian Subcontinent, or the Pacific Islands); and
  (4) American Indian or Alaskan Native (all persons having origins in any of the original peoples of North America and maintaining identifiable tribal affiliations through membership and participation or community identification).
- An OBE (Other Business Enterprise) is any enterprise that is not a MBE or WBE.

Signature ______________________ Title ______________________

Printed Name ______________________ Date Signed ______________________

NOTARY

On this __________day of______________________20 ______, before me appeared

______________________ to me personally known, who being duly sworn, did execute the
Name

foregoing affidavit, and did state that he/she was properly authorized by ______________________
Name of Firm

to execute the affidavit and did so act and deed.

SEAL

Notary Public ______________________

Commission Expires ______________________

Contract Description Form

PRIME CONTRACTOR

Contract #: __________ Award Date: __________ Contract Term: ________

Contract Title: ______________________________

Business Name: ______________________ Award Total: $ __________

Owner's Ethnicity: _______ Gender ______Group: SBE MBE WBE OBE ((Please check all that apply))

Address: ______________________________

City/State/Zip: ______________________________

Telephone: ( ) ________________ FAX: ( ) ________________

Contact Person/Title: ______________________________

Email Address: ______________________________

SUBCONTRACTOR

Business Name: ______________________ Award Total: $ __________

Services to be provided: ______________________________

Owner's Ethnicity: ________ Gender _____ Group: SBE MBE WBE OBE ((Please check all that apply))

Address: ______________________________

City/State/Zip: ______________________________

Telephone: ( ) ________________ FAX: ( ) ________________

Contact Person/Title: ______________________________

Email Address: ______________________________

SUBCONTRACTOR

Business Name: ______________________ Award Total: $ __________

Services to be provided: ______________________________

Owner's Ethnicity: ________ Gender _____Group: SBE MBE WBE OBE ((Please check all that apply))

Address: ______________________________

City/State/Zip: ______________________________

Telephone: ( ) ________________ FAX: ( ) ________________

Contact Person/Title: ______________________________

Email address: ______________________________

______________________________ ________________

Authorized Representative of Prime Contractor Date

Contract Description Form

SUBCONTRACTOR

Business Name: ______________________________ Award Total: $ ____________

Services to be provided: ____

Owner's Ethnicity: ________Gender ______Group: SBE MBE WBE OBE ((Please check all that apply))

Address: ____

City/State/Zip: ____

Telephone: ( ) ___________________ FAX: ( ) ___________________

Contact Person/Title: ____

Email address: ____

SUBCONTRACTOR

Business Name: ______________________________ Award Total: $ ____________

Services to be provided: ____

Owner's Ethnicity: ________ Gender _____Group: SBE MBE WBE OBE ((Please check all that apply))

Address: ____

City/State/Zip: ____

Telephone: ( ) ___________________ FAX: ( ) ___________________

Contact Person/Title: ____

Email address: ____

SUBCONTRACTOR

Business Name: ______________________________ Award Total: $ ____________

Services to be provided: ____

Owner's Ethnicity: ________Gender _____Group: SBE MBE WBE OBE ((Please check all that apply))

Address: ____

City/State/Zip: ____

Telephone: ( ) ___________________ FAX: ( ) ___________________

Contact Person/Title: ____

Email address: ____

____ ____________________

Authorized Representative of Prime Contractor Date

Sec. 10.8.2.1. Equal Benefits Ordinance.

Discrimination in the provision of employee benefits between employees with domestic partners and employees with spouses results in unequal pay for equal work. Los Angeles law prohibits entities doing business with the City from discriminating in employment practices based on marital status and/or sexual orientation. The City's departments and contracting agents are required to place in all City contracts a provision that the company choosing to do business with the City agrees to comply with the City's nondiscrimination laws.

It is the City's intent, through the contracting practices outlined in this Ordinance, to assure that those companies wanting to do business with the City will equalize the total compensation between similarly situated employees with spouses and with domestic partners. The provisions of this Ordinance are designed to ensure that the City's contractors will maintain a competitive advantage in recruiting and retaining capable employees, thereby improving the quality of the goods and services the City and its people receive, and ensuring protection of the City's property.

(c) Equal Benefits Requirements.

(1) No Awarding Authority of the City shall execute or amend any Contract with any Contractor that discriminates in the provision of Benefits between employees with spouses and employees with Domestic Partners, between spouses of employees and Domestic Partners of employees, and between dependents and family members of spouses and dependents and family members of Domestic Partners.

(2) A Contractor must permit access to, and upon request, must provide certified copies of all of its records pertaining to its Benefits policies and its employment policies and practices to the DAA, for the purpose of investigation or to ascertain compliance with the Equal Benefits Ordinance.

(3) A Contractor must post a copy of the following statement in conspicuous places at its place of business available to employees and applicants for employment: "During the performance of a Contract with the City of Los Angeles, the Contractor will provide equal benefits to its employees with spouses and its employees with domestic partners." The posted statement must also include a City contact telephone number which will be provided each Contractor when the Contract is executed.

(4) A Contractor must not set up or use its contracting entity for the purpose of evading the requirements imposed by the Equal Benefits Ordinance.

(d) Other Options for Compliance. Provided that the Contractor does not discriminate in the provision of Benefits, a Contractor may also comply with the Equal Benefits Ordinance in the following ways:

(1) A Contractor may provide an employee with the Cash Equivalent only if the DAA determines that either:

a. The Contractor has made a reasonable, yet unsuccessful effort to provide Equal Benefits; or

b. Under the circumstances, it would be unreasonable to require the Contractor to provide Benefits to the Domestic Partner (or spouse, if applicable).

(2) Allow each employee to designate a legally domiciled member of the employee's household as being eligible for spousal equivalent Benefits.

(3) Provide Benefits neither to employees' spouses nor to employees' Domestic Partners.

(e) Applicability.

(1) Unless otherwise exempt, a Contractor is subject to and shall comply with all applicable provisions of the Equal Benefits Ordinance.

(2) The requirements of the Equal Benefits Ordinance shall apply to a Contractor's operations as follows:

a. A Contractor's operations located within the City limits, regardless of whether there are employees at those locations performing work on the Contract.

b. A Contractor's operations on real property located outside of the City limits if the property is owned by the City or the City has a right to occupy the property, and if the Contractor's presence at or on that property is connected to a Contract with the City.

c. The Contractor's employees located elsewhere in the United States but outside of the City limits if those employees are performing work on the City Contract.

(3) The requirements of the Equal Benefits Ordinance do not apply to collective bargaining agreements ("CBA") in effect prior to January 1, 2000. The Contractor must agree to propose to its union that the requirements of the Equal Benefits Ordinance be incorporated into its CBA upon amendment, extension, or other modification of a CBA occurring after January 1, 2000.

(f) Mandatory Contract Provisions Pertaining to Equal Benefits. Unless otherwise exempted, every Contract shall contain language that obligates the Contractor to comply with the applicable provisions of the Equal Benefits Ordinance. The language shall include provisions for the following:

(1) During the performance of the Contract, the Contractor certifies and represents that the Contractor will comply with the Equal Benefits Ordinance.

(2) The failure of the Contractor to comply with the Equal Benefits Ordinance will be deemed to be a material breach of the Contract by the Awarding Authority.

(3) If the Contractor fails to comply with the Equal Benefits Ordinance the Awarding Authority may cancel, terminate or suspend the Contract, in whole or in part, and all monies due or to become due under the Contract may be retained by the City. The City may also pursue any and all other remedies at law or in equity for any breach.

(4) Failure to comply with the Equal Benefits Ordinance may be used as evidence against the Contractor in actions taken pursuant to the provisions of Los Angeles Administrative Code Section 10.40, et seq., Contractor Responsibility Ordinance.

(5) If the DAA determines that a Contractor has set up or used its Contracting entity for the purpose of evading the intent of the Equal Benefits Ordinance, the Awarding Authority may terminate the Contract on behalf of the City. Violation of this provision may be used as evidence against the Contractor in actions taken pursuant to the provisions of Los Angeles Administrative Code Section 10.40, et seq., Contractor Responsibility Ordinance.